Exhibit 10.23.10

AMENDMENT TO
MACY’S, INC. 401(k) RETIREMENT INVESTMENT PLAN
The Macy’s, Inc. 401(k) Retirement Investment Plan (the “Plan”) is hereby amended, effective as of January 1, 2007 and in order to reflect the diversification requirements of Internal Revenue Code Section 401(a)(35), by adding a new Section 7B.3 reading as follows to the end of Article 7B of the Plan.
7B.3    Diversification Requirements. In line with the foregoing provisions of this Article 7B and to ensure that the Plan meets the diversification requirements of Code Section 401(a)(35), the following subsections of this Section 7B.3 shall apply to the Plan for any Plan Year that begins on or after December 31, 2009.
7B.3.1    With respect to any Participant (which, for purposes of this Section 7B.3 shall be deemed to include an alternate payee under a qualified domestic relations order, as defined in Section 206(d)(3) of ERISA and Section 414(p) of the Code, who has an Account under the Plan and a beneficiary of a deceased Participant), if any portion of the Participant’s Accounts under the Plan (regardless of the contributions reflected in such Account portion) is invested in securities of any Affiliated Employer (for purposes of this Section 7B.3, “employer securities”), then the Participant may elect to divest those employer securities, and reinvest an equivalent amount in other investment options available under the Plan, effective as of the next day by which the Committee can reasonably put such election into effect (and in no event shall the time for divestment and reinvestment be limited under the Plan to less than periodic, reasonable opportunities occurring no less frequently than quarterly).
7B.3.2    The Plan shall offer at least three Investment Funds that do not hold employer securities to serve as investment options to which a Participant may direct the proceeds from the divestment of employer securities. Each of such three or more Investment Funds must be diversified and have materially different risk and return characteristics.
7B.3.3    Except as provided in the following provisions of this Subsection 7B.3.3, the Plan shall not impose, either directly or indirectly, restrictions or conditions with respect to the investment of employer securities that are not imposed on the investment of other assets of the Plan. For this purpose, a restriction or condition with respect to employer securities means a restriction on a Participant’s right to divest an investment in employer securities that is not imposed on a Plan investment that is not employer securities (ignoring the tax consequences that results from a Participant’s divestment of an investment in employer securities) or a benefit that is conditioned on investment in employer securities. Notwithstanding the immediately preceding sentence, the Plan may impose any restriction or condition described in the following paragraphs:

(a)    a restriction or condition on the divestiture of employer securities that is either required in order to ensure compliance with applicable securities laws or is reasonably designed to ensure compliance with applicable securities laws;
(b)    a restriction or condition on the extent to which the balance of a Participant’s Accounts can be invested in employer securities, provided the limitation applies without regard to a prior exercise of rights to divest employer securities (for example, a restriction on the percent of the Participant’s Account balances that may be invested in employer securities);
(c)    a reasonable restriction on the timing and number of investment elections that a Participant can make to invest in employer securities, provided that the restrictions are designed to limit short-term trading in the employer securities (for example, a restriction that a Participant may not elect to invest in employer securities if the Participant has elected to divest employer securities within a short period of time, such as seven days, prior to the election to invest in employer securities);
(d)    a condition that fees will be imposed on other investment options that are not imposed on the investment in employer securities or that a reasonable fee will be imposed for the divestment of employer securities; and
(e)    any other restriction or condition that is permitted to be imposed by the Plan under Treasury Regulations Section 1.401(a)(35)-1(e)(2) and (3) or by other guidance of the Commissioner of Internal Revenue that is authorized under Treasury Regulations Section 1.401(a)(35)-1(e)(4).
7B.3.4    Notwithstanding any other provision of this Section 7B.3 which might be read to the contrary, an Investment Fund available under the Plan shall not be treated as holding employer securities for purposes of this Section 7B.3 to the extent the employer securities are held indirectly as part of a broader fund that is (i) a regulated investment company described in Code Section 851(a), (ii) a common or collective trust fund or pooled investment fund maintained by a bank or trust company supervised by a State or a Federal agency, (iii) a pooled investment fund of an insurance company that is qualified to do business in a State, or (iv) any other investment fund designated by the Commissioner of Internal Revenue in revenue rulings, notices, or other guidance published in the Internal Revenue Bulletin; provided that any such Investment Fund has stated investment objectives and is independent of every Affiliated Employer. In this regard, any such Investment Fund shall not be considered to be independent of an Affiliated Employer for any Plan Year if the aggregate value of the employer securities held in the fund is in excess of 10% of the total value of all of the fund’s investments as of the end of the preceding Plan Year.
IN ORDER TO EFFECT THE FOREGOING PLAN REVISION, the sponsor of the Plan hereby signs this Plan amendment.
MACY’S, INC.
By: /s/ David W. Clark
Title: EVP, Human Resources
Date: December 2, 2011